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                                                                  EXHIBIT (i)(2)

[GOODWIN PROCTER LOGO]
                               Goodwin Procter LLP            T: 617.570.1000
                               Counsellors at Law             F: 617.523.1231
                               Exchange Place                 goodwinprocter.com
                               Boston, MA 02109









March 15, 2005



Calamos Investment Trust
1111 East Warrenville Road
Naperville, Illinois 60563-1493

Dear Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No.38 to Securities Act Registration No.33-19228 and Amendment No.41 to Investment Company Act File No.811-5443 (together, the "Amendment") to the Registration Statement on Form N-1A (the "Registration Statement") of Calamos Investment Trust, a Massachusetts business trust (the "Registrant"), to our opinion issued to Bell, Boyd & Lloyd LLC with respect to the legality of the shares of the Registrant representing interests in the Calamos International Growth Fund, which opinion was filed as an exhibit to Post-Effective Amendment No.36 to the Registration Statement.

We also hereby consent to the filing of this consent as an exhibit to the Amendment.

This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP

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